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                                                                    Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statements (Form S-3: Nos. 333-48443, 333-43931, 33-61711 and 33-42870 and Form S-8: Nos.
333-27003, 333-27001, 333-20351, 333-06633, 333-03973, 33-53503, 33-29751,
2-90748 and 2-64035) of TRW Inc., of our report dated October 8, 1996, except for Note 2 - Accounting Policies, Prior period financial information, as to which the date is May 14, 1999, with respect to the consolidated financial statements and schedule of LucasVarity plc for the year ended July 31, 1996, included in the current report on Form 8-K/A of TRW Inc. dated May 17, 1999.


                                                       /s/ Ernst & Young
                                                       Ernst & Young
London, England
May 14, 1999


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